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                                                                    Exhibit 1(b)

                     NUVEEN CALIFORNIA TAX-FREE FUND, INC.

                             ARTICLES OF AMENDMENT


          Nuveen California Tax-Free Fund, Inc., a Maryland corporation having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The charter of the Corporation is hereby amended to provide that any shares of any class of the Corporation's Nuveen California Tax-Free Value Fund and any shares of any class of the Corporation's Nuveen California Insured Tax-Free Value Fund that are issued and outstanding immediately prior to these Articles of Amendment becoming effective, shall, upon these Articles of Amendment becoming effective, be canceled and, until thereafter reclassified by the Board of Directors of the Corporation and the filing of Articles Supplementary, shall be authorized but unissued shares of capital stock of those respective classes of the Nuveen California Tax-Free Value Fund and the Nuveen California Insured Tax-Free Value Fund, respectively, of the Corporation.

          SECOND: The amendment of the charter of the Corporation as hereinabove set forth has been duly advised by the board of directors and approved by the stockholders of the Corporation in the manner and by the vote required by law.

          IN WITNESS WHEREOF, Nuveen California Tax-Free Fund, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its undersigned President and witnessed by its undersigned Assistant Secretary.

          The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states to the best of his knowledge, information and belief, that the matters and facts set forth herein with respect to authorization and approval thereof are true in all material respects and that this statement is made under the penalties of perjury.


WITNESS                                 NUVEEN CALIFORNIA TAX-FREE FUND, INC.


By: /s/ Morrison C. Warren              By:  /s/ Anthony T. Dean
    ----------------------                   -------------------------
        Morrison C. Warren                       Anthony T. Dean
        Assistant Secretary                      President